 Exhibit 99.1

U.S. Energy Corp. Reports Third Quarter 2025 Results

HOUSTON, November 12, 2025 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in the development and operation of high-quality producing energy and industrial gas assets, today reported financial and operating results for the three and nine months ended September 30, 2025.

MANAGEMENT COMMENTS

“U.S. Energy delivered another quarter of meaningful operational progress in Q3 2025 as we advanced our Montana industrial gas project,” said Ryan Smith, CEO. “With disciplined execution across upstream development, infrastructure build-out, and carbon management, the Kevin Dome’s scale and strategic location continue to position us as a first mover in a rapidly expanding segment of the energy market. Design of our initial processing facility is now complete, with construction commencing in the coming months—unlocking new revenue streams from both industrial gas production and carbon initiatives. The capture of recycled CO₂ will support carbon management and enhanced oil recovery across legacy assets, creating an integrated platform that maximizes value realization. Our consistent performance, capital discipline, and long-term strategy continue to drive scalable growth and build sustainable shareholder value.”

ADVANCING FULL-CYCLE INDUSTRIAL GAS DEVELOPMENT

The Company continues to achieve significant milestones while advancing the full-cycle development of its industrial gas assets across the Kevin Dome in Montana.

Upstream Development

●	Drilled two additional industrial gas wells in the quarter, bringing the total to three high-deliverability wells in the CO₂ and helium-rich Duperow Formation, each positioned to deliver strong economic returns.
●	The three wells achieved a combined peak rate of 12.2 MMcf/d, with high-value composition of ~0.5% helium and 85% CO₂. After testing, flows were restricted to ~8.0 MMcf/d and then shut in to preserve reservoir value until infrastructure is online, setting up an efficient production ramp-up.
●	Planning one additional industrial gas well for Spring 2026 in the same formation.
●	Advancing EOR opportunities using recycled CO₂ on nearby Company-owned oil assets.
●	Undertaking helium offtake negotiations with third-party end users to support commercialization.

Infrastructure Development

●	Finalized the design for the initial gas processing facility, targeting high purity recovery of helium and recycled CO2, with capital deployment expected to begin in early 2026.
●	Acquired 80 acres in Toole County, MT for $240,000 to serve as the facility site.
●	Finalized design of the infill gathering system; construction scheduled for early 2026 to connect wells directly to processing and sequestration.
●	Permitting, land access, and utility connections progressing in parallel to support a timely startup.
●	Once operational, the facilities are expected to generate diversified cash flow from helium sales, incremental oil from EOR, and carbon management.

Carbon Management Initiatives

●	EPA Monitoring, Reporting, and Verification (MRV) plan was submitted in October 2025, with approval expected by Spring-Summer 2026, creating the ability to capture federal carbon credits.
●	Preparing second MRV plan for EOR operations, with submission targeted for December 2025.
●	Sustained injection of 17.0 MMcf/d across two Company-owned wells, equivalent to ~240,000 metric tons of CO₂ sequestered annually.
●	Progressing near-term EOR projects using recycled CO₂ on legacy oil assets.
●	Second Class II injection well approved by Montana regulators in August 2025.

CURRENT INDUSTRIAL GAS RESOURCE REPORT

The Company recently had an industrial gas resource report prepared by Ryder Scott for the volumes in place on its initial target development area across its Kevin Dome asset. The report concluded 1.28 billion cubic feet ("BCF") of net helium resources and 443.8 BCF of net CO2 resources, contingent upon economics and future development. The gas concentrations used for the report were 0.4% - 0.5% helium and 84% - 85% CO2, reflecting the composition of the Company’s recent development activities.

	Contingent Resource (1C)
	Gross Volumes (BCF)	Net Volumes (BCF)
Helium resource	2.3	1.3
CO2 resource	1,322.6	443.8

BALANCE SHEET AND LIQUIDITY UPDATE

As shown in the table below, U.S. Energy ended the third quarter with approximately $11.4 million in available liquidity. This solid financial position provides flexibility to advance our growth initiatives while maintaining a disciplined and resilient balance sheet.

	Balance as of
	September 30, 2025	December 31, 2024
Cash and debt balance:
Total debt outstanding	$-	$-
Less: Cash balance	$1,415	$7,723
Net debt balance	$(1,415)	$(7,723)

Liquidity:
Cash balance	$1,415	$7,723
Plus Credit facility availability	$10,000	$20,000
Total Liquidity	$11,415	$27,723

Third QUARTER 2025 FINANCIAL RESULTS

The Company’s proved developed producing (“PDP”) oil and gas reserve base as of October 1, 2025 consisted of approximately 1.5 million barrels of oil equivalent (“BOE”) comprised of approximately 75% oil.  The present value discounted at 10% (“PV-10”) of the Company’s reserves was approximately $20.5 million at SEC pricing, with assumed pricing of $67.45/bbl, $3.10/mcf, and $33.01/boe for oil, gas, and natural gas liquids, respectively.

Total hydrocarbon production for the third quarter of 2025 was approximately 35,326 BOE consisting of 75% oil production. Total oil and gas sales for the third quarter of 2025 were approximately $1.7 million, compared to $5.0 million in the same quarter of 2024.  This decrease in production and revenue primarily reflects the effects of the Company’s divestiture program throughout 2024. Oil sales accounted for 91% of total revenue this quarter, an increase from 88% during the third quarter of 2024.

Lease operating expenses (LOE) for the third quarter of 2025 were approximately $1.0 million, or $29.36 per Boe, compared to $3.1 million, or $28.95 per Boe, in the prior year. The overall reduction in LOE is primarily attributable to fewer producing assets as a result of our asset divestitures.

Cash general and administrative (G&A) expenses for the third quarter of 2025 were approximately $1.7 million, a decrease of 15 percent when compared to $2.0 million reported in the third quarter of 2024. The decrease was due to a reduction in acquisition costs.

Adjusted EBITDA was ($1.3) million in the third quarter of 2025, compared to adjusted EBITDA of $1.9 million in the third quarter of 2024. The Company reported a net loss of $3.3 million, or a loss of $0.10 per diluted share, in the third quarter of 2025.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on the development and operation of high-quality energy and industrial gas assets in the United States through low-risk development. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and equivalents	$1,415	$7,723
Oil and natural gas sales receivables	490	1,298
Marketable equity securities	310	131
Other current assets	584	572

Total current assets	2,799	9,724

Oil and natural gas properties under full cost method and industrial gas properties:
Proved oil and natural gas properties	135,552	142,029
Less accumulated depreciation, depletion and amortization	(115,043)	(112,958)

Oil and natural gas properties, net	20,509	29,071
Unevaluated industrial gas properties, not subject to amortization	22,126	9,384

Oil, natural gas and industrial gas properties, net	42,635	38,455

Other Assets:
Property and equipment, net	367	660
Right-of-use asset	400	528
Other assets	296	300

Total other assets	1,063	1,488

Total assets	$46,497	$49,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,977	$5,466
Accrued compensation and benefits	59	850
Revenue and royalties payable	3,926	4,836
Asset retirement obligations	300	1,000
Current lease obligation	206	196

Total current liabilities	8,468	12,348

Noncurrent liabilities:
Asset retirement obligations	12,731	13,083
Long-term lease obligation, net of current portion	259	415

Total noncurrent liabilities	12,990	13,498

Total liabilities	21,458	25,846

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 34,143,549 and 27,903,197 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	343	279
Additional paid-in capital	235,124	221,460
Accumulated deficit	(210,428)	(197,918)

Total shareholders’ equity	25,039	23,821

Total liabilities and shareholders’ equity	$46,497	$49,667

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three and Nine Months Ended September 30, 2025 AND 2024

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue:
Oil	$1,587	$4,375	$5,201	$14,574
Natural gas and liquids	151	582	758	1,820
Total revenue	1,738	4,957	5,959	16,394

Operating expenses:
Lease operating expenses	1,037	3,060	4,163	9,322
Gathering, transportation and treating	8	43	26	170
Production taxes	136	298	432	1,008
Depreciation, depletion, accretion and amortization	816	2,032	3,053	6,392
Impairment of oil and natural gas properties	869	1,424	3,628	6,843
Exploration Expense	128	-	174	-
General and administrative expenses	2,113	2,252	6,754	6,549
Loss on sale of assets	10	-	434	-
Total operating expenses	5,117	9,109	18,664	30,284

Operating loss	(3,379)	(4,152)	(12,705)	(13,890)

Other income (expense):
Commodity derivative gain, net	-	2,030	-	537
Interest expense, net	(72)	(93)	(167)	(344)
Other income, net	110	(52)	362	(67)
Total other income	38	1,885	195	126

Net loss before income taxes	$(3,341)	$(2,267)	$(12,510)	$(13,764)
Income tax expense	-	20	-	6
Net loss	$(3,341)	$(2,247)	$(12,510)	$(13,758)

Basic and diluted weighted average shares outstanding	32,793,272	28,052,356	33,630,832	26,304,200
Basic and diluted loss per share	$(0.10)	$(0.08)	$(0.37)	$(0.52)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Nine Months Ended September 30, 2025 AND 2024

(in thousands)

	2025	2024

Cash flows from operating activities:
Net loss	$(12,510)	$(13,758)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion, accretion, and amortization	3,053	6,392
Impairment of oil and natural gas properties	3,628	6,843
Loss on sale of assets	434	-
Deferred income taxes	-	(14)
Total commodity derivatives losses, net	-	(537)
Commodity derivative settlements received	-	2,381
Loss (gain) on marketable equity securities	(180)	57
Impairment and loss on real estate held for sale	-	11
Amortization of debt issuance costs	100	37
Stock-based compensation	1,454	950
Right-of-use asset amortization	129	123
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	807	920
Accounts payable and accrued liabilities	(1,792)	80
Accrued compensation and benefits	(791)	(91)
Other operating assets and liabilities, net	(613)	(503)

Net cash provided by (used in) operating activities	(6,281)	2,891

Cash flows from investing activities:
Acquisition of industrial gas properties	(2,128)	(2,368)
Industrial gas capital expenditures	(7,653)	(1,599)
Oil and natural gas capital expenditures	(18)	(1,158)
Property and equipment expenditures	(4)	(189)
Net proceeds from sale of oil and natural gas properties	134	5,866
Proceeds from sale of real estate assets	-	139

Net cash provided by (used in) investing activities	(9,668)	691

Cash flows from financing activities:
Borrowings on credit facility	-	2,000
Payments on credit facility	-	(7,000)
Payments on insurance premium finance note	-	(62)
Tax withholding for restricted stock awards vesting	(346)	(132)
Repurchases of common stock	(316)	(584)
Related party share repurchase	(1,574)	-
Proceeds from underwritten offering	11,877	-

Net cash provided by (used in) financing activities	9,641	(5,778)

Net change in cash and equivalents	(6,308)	(2,196)

Cash and equivalents, beginning of period	7,723	3,351

Cash and equivalents, end of period	$1,415	$1,155

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended September 30,
	2025	2024
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(3,341)	$(2,247)

Depreciation, depletion, accretion and amortization	816	2,032
Non-cash loss on commodity derivatives	-	233
Interest Expense, net	72	93
Income tax benefit	-	(20)
Non-cash stock based compensation	420	274
Loss on sale of assets	10	-
Loss (gain) on marketable securities	(180)	57
Impairment of oil and natural gas properties	869	1,424
Total Adjustments	2,007	4,093

Total Adjusted EBITDA	$(1,334)	$1,846